As filed with the Securities and Exchange Commission on April 5, 2001

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PLATO LEARNING, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	36-3660532

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

10801 Nesbitt Avenue South

Bloomington, Minnesota 55437
(952) 832-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Murray

President and Chief Executive Officer
PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Leland E. Hutchinson
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     333-56020

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share	Offering price	Registration Fee

Common Stock, $0.01 par value	123,121 (1)	Not applicable	$851,289 (2)	$213

(1)	Represents the number of additional shares of common stock of the Registrant to be issued to stockholders of Wasatch Interactive Learning Corporation in the merger. The amount of shares to be registered is calculated based on the weighted average closing price of common stock of the Registrant over the five-day period immediately prior to closing of the merger equal to $18.28 per share. In connection with the Registrant’s initial filing of its Registration Statement on Form S-4, File No. 333-56020, filed February 21, 2001, 533,334 shares of the Registrant’s common stock were registered.

(2)	Pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the maximum aggregate offering price is based on the average of the high and low prices per share of common stock of Wasatch Interactive Learning Corporation as reported on the Over-the-Counter Bulletin Board on April 4, 2001 of $1.1875 and on 9,255,822 shares of Wasatch common stock outstanding. In connection with the Registrant’s initial filing of its Registration Statement on Form S-4, File No. 333-56020, filed February 21, 2001, the Registrant registered a proposed maximum aggregate offering price of $10,140,000 and paid a fee of $2,540.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is being filed pursuant to rule 462(b) under the Securities Act of 1933, as amended, by PLATO Learning, Inc. with the Securities and Exchange Commission. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registration Statement on Form S-4 (No. 333-56020).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on April 5, 2001.

PLATO LEARNING, INC.

By:	/s/ JOHN M. BUSKE

Name: John M. Buske

Title:	Vice President, Finance and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* John Murray	President and Chief Executive Officer	April 5, 2001

* John M. Buske	Vice President Finance and Chief Financial Officer	April 5, 2001

* Mary Jo Murphy	Vice President, Corporate Controller and Chief Accounting Officer	April 5, 2001

* Jack R. Borsting	Director	April 5, 2001

* Hurdis M. Griffith	Director	April 5, 2001

* John L. Krakauer	Director	April 5, 2001

Signature	Title	Date

* Dennis J. Reimer	Director	April 5, 2001

* William R. Roach	Director	April 5, 2001

* Arthur W. Stellar	Director	April 5, 2001

*By: /s/ JOHN M. BUSKE John M. Buske as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Winston & Strawn.
23.1	Consent of Winston & Strawn (included in Exhibit 5.1 hereto).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Tanner + Co.
24.1	Powers of Attorney filed as Exhibit 24.1 to Registration Statement No. 333-56020 are hereto incorporated by reference.